Exhibit 10.13

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT dated as of ______________, 20__ (this “Award Document”), between DYCOM INDUSTRIES, INC., a Florida corporation (the “Company”), and ____________________ (the “Participant”).
WHEREAS, the Participant is a non-employee director of the board of directors (the “Board”) of the Company and, pursuant to the Company’s 2017 Non-Employee Directors Equity Plan (the “Plan”) and subject to the terms and conditions set forth in this Award Document, the Company desires to grant the Participant a certain number of restricted stock units (“RSUs”) entitling the Participant to receive shares of common stock, par value $0.33 1/3 per share, of the Company;
NOW, THEREFORE, in consideration of the covenants and agreements contained in this Award Document, the parties hereto agree as follows:

1.	Definitions; Incorporation of Plan Terms.
Capitalized terms not defined in this Award Document shall have the meanings assigned to them in the Plan, a copy of which is attached hereto. This Award Document and the RSUs shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Award Document, the Plan shall govern.

2.	Grant of RSUs.
Subject to the terms and conditions contained herein and in the Plan, the Company hereby grants the Participant the number of RSUs specified at the foot of the signature page of this Award Document. Each RSU shall entitle the Participant to one Share. The actual number of Shares that the Participant receives shall be subject to the terms and conditions of the Plan and this Award Document. For purposes of the Plan and this Award Document, the Date of Grant is the date specified at the foot of the signature page of this Award Document.

3.	Vesting of RSUs.
(a) Unless previously vested or forfeited in accordance with the terms and conditions contained in this Award Document and in the Plan, the Shares underlying the RSUs shall vest and become non‑forfeitable in three (3) substantially equal annual installments on November 21st on each of 2018, 2019, and 2020 (each, a “Vesting Date”), provided that the Participant is a member of the Board on the applicable Vesting Date.
(b) In the event that the Participant separates from service with the Board by reason of (i) Disability, (ii) death or (iii) retirement in accordance with either the Company’s Amended and Restated By-laws or any retirement policy then in effect for Board members (“Retirement”), any outstanding RSUs held by the Participant shall, to the extent not yet vested, be immediately vested as of the date of such separation.

(c) Unless otherwise determined by the Administrator in its sole discretion, in the event that the Participant separates from service with the Board for any reason other than Disability, death or Retirement, any outstanding RSUs that are not vested at the date of such separation shall be cancelled and terminated without any payment.
(d) Pursuant to such procedures established by the Administrator, the Company shall issue Shares to the Participant in settlement of the vested portion of the RSUs, in whole Shares, on the applicable Vesting Date (rounded up or down to the nearest whole share) or such later date provided for in an applicable Deferral Election (as defined below) made in accordance with Section 6. The number of Shares issued to the Participant shall equal the number of RSUs that vested on the Vesting Date.

4.	Nontransferability of the RSUs.
RSUs may not be sold, pledged, assigned, transferred or disposed of except by will or the laws of descent and distribution or pursuant to a domestic relations order. Such transfers are subject to the terms and conditions of the Plan and this Award Document. Subject to the Company’s shareholding requirement, the restrictions on transferability set forth above shall not apply after the date that such RSUs become vested and are paid in Shares.

5.	Rights as a Stockholder.
The Participant shall not have any rights as a shareholder with respect to the Shares underlying any RSU until such Shares have been issued and delivered to the Participant in such manner as the Company, in its sole discretion, shall deem appropriate. No adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

6.	Deferral Elections
The Participant shall be eligible to make a one time irrevocable election to defer settlement of all or a portion of the RSUs that would otherwise be settled on the applicable Vesting Date (a “Deferral Election”). To make a Deferral Election, the Participant must complete an election form approved by the Administrator and return such form to the Company in the time and manner communicated to the Participant by the Administrator. A Deferral Election must comply with the applicable procedures established by the Administrator from time to time. Notwithstanding anything in this Section 6 to the contrary, if the Administrator determines that a Deferral Election is not made as of the last date for submitting an election form, such election shall be null and void and the Shares (if any) issuable to the Participant under this Award Document shall be issued on the applicable Vesting Date.

7.	Notices.
All notices and other communications under this Award Document shall be in writing and shall be given by hand delivery to the other party or by facsimile, first class mail, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Participant:
at the last known address on record at the Company.

If to the Company:
11780 U.S. Highway 1, Suite 600
Palm Beach Gardens, Florida 33408
Attention: General Counsel

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Section 7. Notice and communications shall be effective when actually received by the addressee.

8.	Governing Law.
The interpretation, performance and enforcement of this Award Document shall be construed in accordance with and subject to the laws of the State of Florida.

9.	Severability.
If any provision of this Award Document is held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Award Document, but this Award Document shall be construed and enforced as if such illegal or invalid provision had never been included herein.

10.	Corporate Changes; Changes in Capitalization.
(a)Neither the Plan nor this Award Document shall affect or restrict in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock (including, without limitation, the RSUs), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.
(b)    Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under the Plan shall be equitably adjusted in the case of a stock-split, and may be equitably adjusted in the sole discretion of the Administrator in the event of a stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split‑up, spin‑off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of shares subject to any outstanding Awards may be equitably adjusted (including by payment of cash to the Participant) in the sole discretion of the Administrator, and shall be equitably adjusted in the case of a stock-split, in order to preserve the benefits or potential benefits intended to be made available to the Participant. Subject to the terms hereof, such adjustments shall be made by the Administrator, in its sole discretion, and such determination shall be final and binding on all parties. Unless otherwise determined by the Administrator, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

11.	Exchange Act.
Notwithstanding anything contained in the Plan or this Award Document to the contrary, if the consummation of any transaction under the Plan or this Award Document would result in the possible imposition of liability on the Participant pursuant to Section 16(b) of the Exchange Act, the Administrator shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

12.	Compliance with Code Section 409A.
Notwithstanding any contrary provision herein or in the Plan, if any RSU is deemed to be a “deferral of compensation” under Code Section 409A or any regulations or guidance promulgated thereunder or could cause any person to recognize additional taxes, penalties or interest under Code Section 409A, the Board may, in its sole discretion and without the consent of any person, unilaterally modify such provision, or the Participant’s Deferral Election (if applicable): (i) to comply with, or avoid being subject to, Code Section 409A, or to avoid the imposition of any additional taxes, penalties or interest under Code Section 409A, and (ii) to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Code Section 409A. This Section 12 does not create an obligation on the part of the Board to modify the Plan or this Award Document and does not guarantee that any person shall not be subject to additional taxes, penalties or interest under Code Section 409A.

13.	Amendment.
Notwithstanding anything herein or in the Plan to the contrary, the Board may, at any time, alter, amend, suspend or modify this Award Document; provided, however, that no amendment or modification of this Award Document shall materially and adversely alter or impair the rights of the Participant with respect to any then outstanding RSUs without the consent of the Participant.

14.	No Rights to Grants or to Continue as a Director.
The Participant shall not have any claim or right to receive future grants of RSUs under the Plan. Nothing in the Plan or in this Award Document shall confer upon the Participant any right to continue to serve as a director of the Company or to be nominated for re-election by the Company’s shareholders or shall interfere in any way with the right of the Board or the stockholders of the Company to terminate such status at any time, with or without cause and with or without notice, except as otherwise provided by the certificate of incorporation or by-laws of the Company or applicable law.

15.	Entire Agreement.
This Award Document and the Plan set forth the entire agreement and understanding between the parties hereto, and supersede all prior agreements and understandings relating to the subject matter hereof. This Award Document may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Award Document to be executed by its duly authorized officer and the Participant has executed this Award Document, both as of the day and year first above written.
DYCOM INDUSTRIES, INC.
By:
Steven E. Nielsen
President and CEO

PARTICIPANT

Number of Restricted Stock Units:
Date of Grant: , 20